  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on prospectus supplement of Lexaria Bioscience Corp. of our report dated November 25, 2022, relating to the consolidated financial statements of Lexaria Bioscience Corp., for the years ended August 31, 2022 and 2021 which appears in the annual report on Form 10-K of Lexaria Bioscience Corp. dated November 25, 2022.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

“/s/ DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

December 28, 2022